                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                      AND
                  WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                         EXIDE ELECTRONICS GROUP, INC.
                                       TO
                          BTR ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                    BTR PLC
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates (the 'Share Certificates') evidencing shares of common stock, par value $.01 per share (the 'Common Stock'), and warrants to purchase shares of Common Stock at $13.475 per share of Common Stock (the 'Warrants'), of Exide Electronics Group, Inc., a Delaware corporation (the 'Company'), are not immediately available,
(ii) time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C., as Depositary (the 'Depositary'), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See
Section 2 of the Offer to Purchase. Unless the context indicates otherwise, as used herein, Shares shall mean shares of Common Stock and the Warrants, and Shareholders shall mean holders of Shares. Unless the context indicates otherwise, all references to shares of Common Stock shall include the associated Rights issued pursuant to the Rights Agreement, dated as of November 25, 1992, as amended (the 'Rights Agreement'), between the Company and First Union National Bank of North Carolina, as Rights Agent.

     Book-entry transfer and surrender of Shares pursuant to ATOP procedures is not available with respect to Warrants.

                        THE DEPOSITARY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                   ADDRESSES:

         BY MAIL:                   BY HAND:            BY OVERNIGHT COURIER:
        ChaseMellon               ChaseMellon                ChaseMellon
   Shareholder Services,     Shareholder Services,      Shareholder Services,
          L.L.C.                     L.L.C.                    L.L.C.
   Post Office Box 3301    120 Broadway - 13th Floor   Mail Drop Reorg. Dept.
South Hackensack, NJ 07606     New York, NY 10271     Ridgefield Park, NJ 07660
   Attn: Reorganization       Attn: Reorganization
        Department                 Department

        Facsimile Transmission:                   Confirmation of Fax:
              201-329-8936                            201-296-4860


     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN 'ELIGIBLE INSTITUTION' UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to BTR Acquisition Corporation, a Delaware corporation (the 'Purchaser') and an indirect wholly owned subsidiary of BTR plc, an English public limited company ('Parent'), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 20, 1997 (the 'Offer to Purchase'), and the related Letter of Transmittal (which, as amended from time to time, together constitute the 'Offer'), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase. The number of each type of Share being tendered is specified below.

/ /  Check here if tendering Shares of Common Stock

/ /  Check here if tendering Warrants

Number of Shares (specify number of each type):     Name(s) of Record Holder(s):

______________________________________________      ____________________________

______________________________________________      ____________________________
                                                            Please Print
Certificate Nos. (if available):
                                                    Addresses:
______________________________________________
                                                    ____________________________
______________________________________________
                                                    ____________________________
                                                                        Zip Code
Check ONE box if Shares will be tendered by
book-entry transfer (including through DTC's        Area Code and
ATOP):                                               Tel. No.: _________________

/ /  The Depository Trust Company                   Signature(s): ______________

/ /  Philadelphia Depository Trust Company          ____________________________

Account Number:_______________________________      Dated: _______________, 1997

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
                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm that is a member firm of a national securities exchange registered with the Securities and Exchange Commission or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company or the Philadelphia Depository Trust Company (pursuant to the procedures for book-entry transfer, set forth in Section 2 of the Offer to Purchase), in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereto) with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

______________________________________    ______________________________________
             Name of Firm                          Authorized Signature

______________________________________    ______________________________________
               Address                                    Title

______________________________________    Name: ________________________________
                              Zip Code                 Please Print

Area Code and Tel. No.: ______________    Date: __________________________, 1997

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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